EXHIBIT K

                       SUBSIDIARIES OF EASTERN ENTERPRISES


Utility Subsidiaries:
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     Boston Gas Company
     Essex Gas Company
     Colonial Gas Company

Non-Utility Subsidiaries:
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     AMR Data Corporation - performs automated meter reading services for Boston
          Gas Company and other entities (primarily municipalities)
     Boston Gas Services, Inc. (inactive)
     EE-AEM Company, Inc. (inactive)
     EE Acquisition Company, Inc. - merger subsidiary
     EEG Acquisition Company, Inc. (inactive)
     Eastern Associated Capital Corp. - holds interest in an investment partnership
     Eastern Associated Securities Corp. - holds title to investment securities Eastern Energy Systems Corp. (inactive)
     Eastern Enterprises Foundation - makes charitable contributions
     Eastern Rivermoor Company, Inc. - holds title to real estate used by BGC Eastern Urban Services, Inc. - holds real estate limited partnership interest in low-income housing project
     LNG Storage, Inc. (subsidiary of Essex Gas Company) - holds title to LNG storage facilities
     Massachusetts LNG Incorporated (subsidiary of Boston Gas Company)(inactive) Midland Enterprises Inc. - Midland and all active subsidiaries are engaged in river barge transportation services and related support activities:
          Capital Marine Supply, Inc.
          Chotin Transportation, Inc.
          Eastern Associated Terminals Company
          Federal Barge Lines, Inc.
               River Fleets, Inc.
          Hartley Marine Corp.
          Minnesota Harbor Service, Inc.
          Ohio River Company (The)
               Ohio River Company Traffic Division, Inc. (The)
          Ohio River Terminals Company (The)
          Orgulf Transport Co.
          Orsouth Transport Co.
          Port Allen Marine Service, Inc. (inactive)
          Red Circle Transport Co.


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               West Virginia Terminals, Inc.
          Mystic Steamship Corporation (inactive)
          Northern Energy Company, Inc. (subsidiary of Essex Gas Company)
               (inactive)
          PCC Land Company, Inc. - holds title to real property in Pennsylvania Philadelphia Coke Co., Inc. (inactive)
          ServicEdge Partners, Inc. - installs and services HVAC equipment Transgas Inc. (subsidiary of Colonial Gas Company) - fuel trucking transportation
               CGI Transport Ltd. (inactive)
               Colonial Energy (inactive)
          Water Products Group Incorporated (inactive)
          Western Associated Energy Corp. (inactive)


                        SUBSIDIARIES OF ENERGYNORTH, INC.

Utility Subsidiary:
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     EnergyNorth Natural Gas, Inc.

Non-Utility Subsidiaries:
------------------------

     Broken Bridge Corporation - holds undeveloped real estate
     EnergyNorth Propane, Inc. - distributes propane in bulk containers EnergyNorth Realty, Inc. - owns and leases a corporate headquarters building to associate companies
     EnergyNorth Mechanicals, Inc. - engaged through its subsidiaries in design, installation, and servicing of commercial and industrial HVAC equipment, plumbing, and process piping systems:
          Northern Peabody, Inc.
          Granite State Plumbing & Heating, Inc.